Exhibit 99.2

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer

For Immediate Release

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Matt Steinberg
(212) 850-5600

MILLER INDUSTRIES UPDATES DELAVAN JOINT VENTURE

CHATTANOOGA, Tennessee, December 23, 2013 – Miller Industries, Inc. (NYSE: MLR) today provided an update regarding its Delavan Automotive joint venture. Operations related to the Delavan joint venture have generated increasing losses as the fourth quarter has progressed, after previously announced losses in the first three quarters of 2013. Operations related to the Delavan joint venture are currently estimated to result in operating losses for the Company in excess of $1 million during the fourth quarter of 2013. This estimate is preliminary, so actual losses related to the Delavan joint venture could be greater or less than this estimate.

Operations related to the Delavan joint venture have been reduced in an effort to minimize future losses. The Company will continue to evaluate the viability of the joint venture and to focus on additional steps to reduce its future losses, including consideration of whether each of the joint venture’s products can be produced profitably. The Company is not able at this time to estimate the impact of the joint venture on its future financial results. However, operating results of the joint venture are not expected to have a material impact on the core business of the Company.

The Company also announced that its overall operations during the fourth quarter of 2013 are expected to result in continuing positive net income even after anticipated losses related to the Delavan joint venture.

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MILLER INDUSTRIES UPDATES DELAVAN JOINT VENTURE	PAGE 2

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. They include statements in this release relating to estimated losses related to the Delavan joint venture, the impact of the joint venture on the core business of the Company, and expected financial results for the fourth quarter 2013, among others. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; the success and timing of existing and additional export and government orders; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; changes in fuel and other transportation costs; the cyclical nature of our industry; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2012, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

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